Exhibit 4.111

 Reorganization Framework Agreement

TABLE OF CONTENTS

ARTICLE 1	REORGANIZATION OBJECTIVES AND PRINCIPLES	3
1.1	The Reorganization Objectives of Newrand and East Win	3
1.2	The Reorganization Objectives of Cowboy	3
1.3	Reorganization Principles	3
ARTICLE 2	REORGANIZATION STEPS AND CLOSING	3
2.1	Execution of Relevant Documents	3
2.2	Change of Registration	3
2.3	Transitional Arrangement	4
ARTICLE 3	CONFIDENTIALITY	4
ARTICLE 4	BREACH AND LIABILITIES	4
4.1	Default	4
4.2	LIABILITIES FOR BREACH OF CONTRACT	4
ARTICLE 5	GOVERNING LAW AND DISPUTE SETTLEMENT	5
5.1	Governing Law	5
5.2	Dispute Settlement	5
ARTICLE 6	MISCELLANEOUS	5
6.1	Effectiveness	5
6.2	Termination and Consequence	5
6.3	Amendment	6
6.4	Counterparts	6

This Reorganization Framework Agreement ("Agreement") is entered into on June 1, 2014 in Beijing, China by and among the following Parties (individually as “Party” and collectively as "Parties" hereinafter):

Party A: China Finance Online Co. Limited

Domicile: Gloucester Tower, The Landmark, Queen's Road Central, Central District, Hong Kong

Party B: Shanghai Excellence Advertising Co., Ltd.

Legal Representative: Ma Yong

Address: Room 108, #58 Building, No.58 Baozhen South Road (Shanghai Baozhen Industrial Park), Chongming, Shanghai

Party C: MaYong

ID Card No.: 37012219710220387X

WHEREAS：

(1)
Giant Bright International Holdings Limited（“Giant”）is incorporated in British Virigin Islands. Giant indirectly holds, through the investment arrangement, 100% equity interest of Shenzhen Newrand Securities Advisory and Investment Co., Ltd ("Newrand"), and indirectly holds 100% equity interest of East Win Investment Consulting Co., Ltd ("East Win"). Party A and Hadevan Investment Co., Ltd (Hadevan) each hold 80% and 20% equity interest of Giant, respectively; Party D holds 100% equity interest of Hadevan.

(2)
Beijing Cowboy Network Technology Co., Ltd ("Cowboy") is a limited liability company established in China, whose shareholder structure is as follows: East Win holds 5% equity interest, Beijing Zhongcheng Futong technology Co., Ltd ("Zhongcheng Futong") holds 5% equity interest, Fortune Xinying technology (Beijing) Co., Ltd ("Fortune Xinying") holds 90% equity interest.

(3)	Now, the Parties and their affiliates intend to further optimize and reorganize the equity structure of relevant companies mentioned above ("Reorganization");

Therefore, the Parties hereby enter into this Agreement regarding the principles, method, consideration and relevant matters of Reorganization, through friendly consultations and based on true declaration of will, with the terms and conditions as follows:

ARTICLE 1                      REORGANIZATION OBJECTIVES AND PRINCIPLES

1.1 The Reorganization Objectives of Newrand and Chongqing East Win

1.1.1
Newrand and East Win will be reorganized, after which Party A shall indirectly hold 100% equity interest of Shenzhen Newrand Securities Advisory and Investment Co., Ltd and Party C shall indirectly hold 100% equity interest of East Win Investment Consulting Co., Ltd.

1.2 The Reorganization Objectives of Cowboy

1.2.1	Party C shall coordinate the equity interest of Cowboy, so that 5.1% of which may be voluntarily transferred from Fortune Xinying to Zhongcheng Futong without any consideration.

1.2.2	After the transfer, Zhongcheng Futong shall hold 10.1% equity interest, Fortune Xinying shall hold 84.9% equity interest and Chongqing East Win shall hold 5% equity interest

1.3 Reorganization Principles

1.3.1
Each Party hereby acknowledges and agrees that the reorganization arrangements hereunder are unanimously accepted by the Parties through equal consultation and based on their true will. Each Party shall (and shall procure its affiliates to) make best efforts to fulfill the reorganization objectives set forth herein.

1.3.2	Each Party shall coordinate and cooperate with each other based on the principles of reliance and responsibility, so as to lay a good foundation for future development and cooperation.

ARTICLE 2                      REORGANIZATION STEPS AND CLOSING

2.1                Execution of Relevant Documents

After this Agreement is entered into, each Party shall procure its affiliates involved in the Reorganization to actively cooperate with each other, and to execute all documents required for the Reorganization according to the terms, conditions and principles stipulated herein as soon as reasonably possible.

2.2              Change of Registration

After the documents mentioned above are duly executed, each Party shall procure its affiliates involved in the Reorganization to actively cooperate with each other, and to complete the change of registration and title transfer formalities with competent government authorities (including but limited to administration for industry and commerce, radio, film and TV administrative authority and telecommunication administrative authority) required for the Reorganization as soon as reasonably possible, so as to fulfill the reorganization objectives set forth herein.

2.3              Transitional Arrangement

2.3.1         Before the change of registration with respect to all equity transfers hereunder are completed, each Party shall not (and shall procure its affiliates not to):

（1）
Sell, pledge, transfer or otherwise dispose of any equity interest which it will transfer hereunder but is still owned by the company whose operation and management is under its control, unless it is for the performance of this Agreement.

ARTICLE 3                      CONFIDENTIALITY

Each Party shall take appropriate measures to strictly keep confidentiality of all materials and information relating to execution and performance of this Agreement, and shall not disclose such materials or information to any third party (other than the professional institutions employed with the consent of the Parties and the government authorities) without the written consent of the other Parties. Each Party shall procure its employees to keep confidentiality of the trade secrets of the other Parties received or accessed to during the performance of this Agreement, and no employee of any Party may use such confidential information for any purpose other than the cooperation projects or disclose such confidential information during his performance of duties without the consent of the other Parties.

ARTICLE 4                      BREACH AND LIABILITIES

4.1                Default

If any Party or its affiliate involved in the Reorganization fails to perform, fulfill or properly perform any obligation hereunder, or violates any provision hereof, whether by action or inaction, it shall be deemed as a breach (and the party breaches this Agreement is hereinafter referred to as "Breaching Party").

4.2              LIABILITIES FOR BREACH OF CONTRACT

4.2.1         The Breaching Party shall indemnify the other Parties against all actual losses, damages, expenses and liabilities resulting from its Breach. If the Parties all have certain fault, the liabilities and losses shall be allocated among them as per the actual circumstances. For avoidance of doubt, the Breaching Party at all events is not required to indemnify the other Parties against any indirect or consequential losses or damages or any profit loss resulting from such Breach.

4.2.2         Cross-Default Event

The Party hereby acknowledges and agrees that where any Party or its affiliate breaches any main document listed in Article 2.1 above or any other relevant transaction document, it shall be deemed as a breach of such Party hereunder.

ARTICLE 5                      GOVERNING LAW AND DISPUTE SETTLEMENT

5.1              Governing Law

The formation, performance and interpretation of this Agreement shall be governed by the currently effective laws of China.

5.2              Dispute Settlement

         Any dispute or claim arising from or in connection with the interpretation, breach, termination or validity of this Agreement shall be first settled by the Parties through friendly consultation. In case of any dispute, a Party shall immediately negotiate with the other Party upon receiving a written request from any other Party for consultation. If no settlement can be reached through consultation within thirty (30) days, any Party may submit the dispute to China International Economic and Trade Arbitration Commission for arbitration in Beijing according to its arbitration rules. The arbitral award shall be final and binding on both Parties.

ARTICLE 6                              MISCELLANEOUS

6.1              Effectiveness

6.1.1                  This Agreement shall become effective as of being duly executed by the authorized representatives of the Parties. The Reorganization contemplated herein shall be formally launched and effected as of June 1, 2014.

6.1.2                  The purpose of this Agreement is to set forth the principles in respect of the Transactions accepted by the Parties. The Parties shall negotiate and execute certain specific legal documents relating to the Transaction according to the principles set forth herein.

6.1.3                  The specific legal documents executed by the Parties and their affiliates subsequently shall not go beyond the framework of principles set forth herein. Any term or condition of any specific legal document conflicts with the provisions hereof shall be invalid.

6.2              Termination and Consequence

6.2.1                  This Agreement may be terminated if all Parties agree so through consultation.

6.2.2                  Termination of any specific transaction document will not affect any right or obligation of any party accrued or accumulated before the termination, including the obligation of the Party to other Parties accrued or accumulated under the transaction document and the applicable laws, or right of the Party against other Parties or any Party under the transaction document. The termination will not affect the provisions which shall survive after the termination according to the explicit or implied provision of such transaction document.

6.2.3                  Article 3 (Confidentiality), Article 4 (Default and Liabilities), Article 5 (Governing Law and Dispute Settlement) and Article 6 (Miscellaneous) of this Agreement shall survive after the termination of this Agreement or any other transaction document.

6.3              Amendment

Any amendment, supplementation or change to this Agreement shall not be valid and binding unless the same is agreed and signed by the authorized representatives of the Parties in written.

6.4              Counterparts

This Agreement shall be made and executed in three originals, one for each Party and each being of equal authenticity.

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IN WITNESS WHEREOF, the Parties have caused their respective duly authorized representatives to execute this Agreement on the date and in the place indicated first above.

Party A: China Finance Online Co. Limited

(Seal)

Legal Representative or Authorized Representative (Signature): ____________

Party B: Shanghai Excellence Advertising Co., Ltd.

(Seal)

Legal Representative or Authorized Representative (Signature): ____________

Party C: Ma Yong

(Signature): ________________